Exhibit (d)(8) under Form N-1A

Exhibit 10 under item 601/reg. s-k

EXHIBIT B

Federated Hermes GLOBAL EQUITY fund

For all services rendered by Subadviser hereunder on behalf of the above-named Fund, the Adviser shall pay to Subadviser and Subadviser agrees to accept as full compensation for all services rendered hereunder, an annual advisory fee in U.S. dollars equal to 0.40% (40 basis points) of the Fund’s average daily net assets.

The portion of the fee based upon the average daily managed assets of the Fund shall be accrued daily at the rate of 1/365th of the net advisory fee applied to the daily average managed assets of the Fund.

The fee so accrued shall be paid to Subadviser monthly in accordance with Section 1.4 of the Agreement.

If, and to the extent, that Value Added Tax (“VAT”) is applicable to Subadviser’s services under the Agreement, Adviser shall pay to Subadviser, on receipt of a valid VAT invoice and in addition to the consideration for services with respect to the Fund payable to Subadviser under the Agreement, an amount for any VAT due in respect of such services as mutually agreed between Adviser and Subadviser.

Subadviser agrees to share pro rata in any fee waivers, or expense reimbursements or expense assumptions involving the Adviser’s advisory fee, imposed or made by the Adviser; provided, however, Subadviser shall not be liable for waivers, or any such expense reimbursements or expense assumptions, in excess of its annual advisory fee.  For the avoidance of doubt, Subadviser shall not share pro rata in any expense reimbursement or expense assumptions not involving the advisory fee.

EXHIBIT C

Federated Hermes GLOBAL SMALL CAP fund

For all services rendered by Subadviser hereunder on behalf of the above-named Fund, the Adviser shall pay to Subadviser and Subadviser agrees to accept as full compensation for all services rendered hereunder, an annual advisory fee in U.S. dollars equal to 0.55% (55 basis points) of the Fund’s average daily net assets.

The portion of the fee based upon the average daily managed assets of the Fund shall be accrued daily at the rate of 1/365th of the net advisory fee applied to the daily average managed assets of the Fund.

The fee so accrued shall be paid to Subadviser monthly in accordance with Section 1.4 of the Agreement.

If, and to the extent, that Value Added Tax (“VAT”) is applicable to Subadviser’s services under the Agreement, Adviser shall pay to Subadviser, on receipt of a valid VAT invoice and in addition to the consideration for services with respect to the Fund payable to Subadviser under the Agreement, an amount for any VAT due in respect of such services as mutually agreed between Adviser and Subadviser.

Subadviser agrees to share pro rata in any fee waivers, or expense reimbursements or expense assumptions involving the Adviser’s advisory fee, imposed or made by the Adviser; provided, however, Subadviser shall not be liable for waivers, or any such expense reimbursements or expense assumptions, in excess of its annual advisory fee.  For the avoidance of doubt, Subadviser shall not share pro rata in any expense reimbursement or expense assumptions not involving the advisory fee.

EXHIBIT D

Federated Hermes INTERNATIONAL EQUITY FUND

For all services rendered by Subadviser hereunder on behalf of the above-named Fund, the Adviser shall pay to Subadviser and Subadviser agrees to accept as full compensation for all services rendered hereunder, an annual advisory fee in U.S. dollars equal to 0.45% (45 basis points) of the Fund’s average daily net assets.

The portion of the fee based upon the average daily managed assets of the Fund shall be accrued daily at the rate of 1/365th of the net advisory fee applied to the daily average managed assets of the Fund.

The fee so accrued shall be paid to Subadviser monthly in accordance with Section 1.4 of the Agreement.

If, and to the extent, that Value Added Tax (“VAT”) is applicable to Subadviser’s services under the Agreement, Adviser shall pay to Subadviser, on receipt of a valid VAT invoice and in addition to the consideration for services with respect to the Fund payable to Subadviser under the Agreement, an amount for any VAT due in respect of such services as mutually agreed between Adviser and Subadviser.

Subadviser may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds), including to the extent that any Fund’s expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective. Subadviser agrees to share pro rata in any fee waivers, or expense reimbursements or expense assumptions involving the Adviser’s advisory fee, imposed or made by the Adviser; provided, however, Subadviser shall not be liable for waivers, or any such expense reimbursements or expense assumptions, in excess of its annual advisory fee. For the avoidance of doubt, Subadviser shall not share pro rata in any expense reimbursement or expense assumptions not involving the advisory fee.